Exhibit 99.2
10 June 2024 Second Quarter 2024 Financial Results & Business Update Exhibit 99.2

© 2024 FuelCell Energy This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding future events or our future financial performance that involve certain contingencies and uncertainties, including those discussed in our Annual Report on Form 10-K for the fiscal year ended October 31, 2023, in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of . The forward-looking statements include, without limitation, statements with respect to the anticipated financial results and statements regarding the plans and expectations regarding the continuing development, commercialization and financing of its current and future fuel cell technologies, the expected timing of completion of the ongoing projects, the expected timing of module replacements, the business plans and strategies, the capacity expansion, the capabilities of the products, and the markets in which the Company expects to operate. Projected and estimated numbers contained herein are not forecasts and may not reflect actual results. These forward-looking statements are not guarantees of future performance, and all forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation: general risks associated with product development and manufacturing; general economic conditions; changes in interest rates, which may impact project financing; supply chain disruptions; changes in the utility regulatory environment; changes in the utility industry and the markets for distributed generation, distributed hydrogen, and fuel cell power plants configured for carbon capture or carbon separation; potential volatility of commodity prices that may adversely affect our projects; availability of government subsidies and economic incentives for alternative energy technologies; our ability to remain in compliance with U.S. federal and state and foreign government laws and regulations and the listing rules of The Nasdaq Stock Market; rapid technological change; competition; the risk that our bid awards will not convert to contracts or that our contracts will not convert to revenue; market acceptance of our products; changes in accounting policies or practices adopted voluntarily or as required by accounting principles generally accepted in the United States; factors affecting our liquidity position and financial condition; government appropriations; the ability of the government and third parties to terminate their development contracts at any time; the ability of the government to exercise - rights with respect to certain of our patents; our ability to successfully market and sell our products internationally; our ability to develop new products to achieve our long-term revenue targets; our ability to implement our strategy; our ability to reduce our levelized cost of energy and deliver on our cost reduction strategy generally; our ability to protect our intellectual property; litigation and other proceedings; the risk that commercialization of our new products will not occur when anticipated or, if it does, that we will not have adequate capacity to satisfy demand; our need for and the availability of additional financing; our ability to generate positive cash flow from operations; our ability to service our long-term debt; our ability to increase the output and longevity of our platforms and to meet the performance requirements of our contracts; our ability to expand our customer base and maintain relationships with our largest customers and strategic business allies; and concerns with, threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including the novel coronavirus, and resulting supply chain disruptions, shifts in clean energy demand, impacts to our capital budgets and investment plans, and impacts on the demand for our products, as well as other risks set forth in the filings with the Securities and Exchange Commission including the Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and the Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2024. The forward-looking statements contained herein speak only as of the date of this presentation. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement contained herein to reflect any change in the expectations or any change in events, conditions or circumstances on which any such statement is based. The Company refers to non-GAAP financial measures in this presentation. The Company believes that this information is useful to understanding its operating results and assessing performance and highlighting trends on an overall basis. Please refer to the earnings release and the appendix to this presentation for further disclosure and reconciliation of non-GAAP financial measures. (As used herein, the term refers to generally accepted accounting principles in the U.S.) The information set forth in this presentation is qualified by reference to, and should be read in conjunction with, our Annual Report on Form 10-K for the fiscal year ended October 31, 2023, filed with the SEC on December 19, 2023, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2024, filed with the SEC on June 10, 2024, and our earnings release for the second quarter of fiscal year 2024, filed as an exhibit to our Current Report on Form 8-K filed with the SEC on June 10, 2024. Safe Harbor Statement 2

© 2024 FuelCell Energy FuelCell Energy Snapshot What we do A global leader in electrochemical technology 1,2 Enable a world empowered by clean energy Who we are ~600 1969 188 3 Employees Modules in Commercial Operation 3 Founded Continents FCEL HQ 1 Patents held by FuelCell Energy, Inc., and our subsidiary Versa Power Systems, Inc. 2 As of April 30, 2024. 3 As of April 30, 2024; certain sites have multiple platforms. As an example, our 14 MW Derby, CT project site has five SureSource 3000 platforms containing a total of ten modules. U.S. patents covering our fuel cell technology U.S. patents pending 163 368 43 Patents in other jurisdictions covering our fuel cell technology Patents pending in 124 other jurisdictions Our purpose: Listing: NASDAQ Danbury, Connecticut 3

© 2024 FuelCell Energy Business & Operational Updates 4

Key Messages

1 Expanded relationship with ExxonMobil and its Low Carbon Solutions group
- Extended term of joint development agreement
- Rotterdam demonstration project advancing

2 Added substantial backlog in FY 2024
- Announced a significant new win in South Korea for ~$160M

3 New biogas project announced with Ameresco, Inc. in Sacramento, CA (~$12M increase in Q2 product backlog)

4 Strong balance sheet management and disciplined capital allocation

5 Global energy transition policies remain encouraging

Low-carbon energy for Korea

FuelCell Energy | 경기그린에너지(주)



The Hwaseong Baran Industrial Complex fuel cell power platform, which was established in 2013 with FuelCell Energy's design and technology, has the capacity to produce 58.8 megawatts of electricity from 42 fuel cell modules

FuelCell Energy
© 2024 FuelCell Energy
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Expanding Relationship

ExxonMobil | Low Carbon Solutions

The joint development agreement (JDA) was extended through 12/31/26 to allow continued development of carbon capture technology

Relationship Highlights

Key Milestones

- FCEL accomplished key performance criteria for jointly developed carbon capture technology
- Project start-up at Esso Nederland BV Rotterdam Manufacturing Complex expected in 2026

JDA Creates Multiple Opportunities

- ExxonMobil could deploy technology at other sites around the world – they refer to these as Trailblazer projects
- CO_2 emissions captured directly from industrial sources while simultaneously producing electricity and H_2
- Expected to improve the economics of carbon capture

- **FCEL** can utilize technology in existing platform targeting small- to mid-scale applications through the agreement term
- Expected to accelerate delivery of technology to market while the next generation cell and module design is demonstrated in Rotterdam

Focus on Commercial Deployment

- **FCEL** and **ExxonMobil** will continue to progress discussions for a new business framework

FuelCell Energy
© 2024 FuelCell Energy
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Rotterdam Technology Demonstration

ExxonMobil

Breakthrough Carbon Capture Technology Ready for Field Testing

- ExxonMobil's affiliate, Esso Nederland BV, is building a direct flue gas carbon capture pilot plant at its Rotterdam Manufacturing Complex
- Startup is expected in 2026
- FuelCell Energy has begun manufacturing direct flue gas optimized carbon capture modules at its facility in Torrington, Connecticut
- Site will be the first use of this jointly developed carbonate technology for carbon capture which could significantly reduce CO_2 emissions from key industries



CO_2-containing flue streams, such as combustion exhaust, can be directed to the fuel cell, where electrochemical reactions produce electricity and hydrogen, while capturing and concentrating carbon dioxide for utilization or permanent sequestration and destroying NOx. (Image source – ExxonMobil May 2024)

Co-funded by the European Union
Emission Trading System
Innovation Fund

Funded by the European Union. Views and opinions expressed are however those of the author(s) only and do not necessarily reflect those of the European Union or the European Climate, Infrastructure and Environment Executive Agency (CINEA). Neither the European Union nor the granting authority can be held responsible for them.

FuelCell Energy

© 2024 FuelCell Energy

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Opportunities for Biogas Applications

Ameresco / Sacramento Sewer Biofuel Clean Energy Project

- Sacramento, CA's Sewer District will use the Company's 2.8 Megawatt carbonate fuel cell platform to create clean electricity from onsite biofuel
- Sacramento Sewer District will represent our fourth direct Biogas project in addition to Riverside, CA; Tulare, CA; and San Bernardino, CA



Wastewater Treatment

- FuelCell Energy offers proven, high-efficiency end-to-end solutions for wastewater treatment plants
- Our unique technology allows the fuel cell platform to run on a wide array of fuels, including directly from biogas, natural gas, and a blend of H_2
- On-site power can improve a facility's energy resiliency, be sold to the grid, or serve in a microgrid configuration
- FuelCell Energy provides 24/7 remote monitoring through long-term service agreements
- This carbonate platform is carbon-recovery ready



Riverside, CA

Runs on biogas

Recycles Heat

Removes Contaminants

Reduces Flaring

FuelCell Energy

© 2024 FuelCell Energy

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© 2024 FuelCell Energy Gyeonggi Green Energy (GGE) Agreement Agreement adds approximately $160M to Also includes a seven-year service agreement Agreement provides for the sale of 42 upgraded 1.4MW carbonate fuel cell modules to GGE over time for use at the Hwaseong Baran Industrial Complex scale its modular architecture, and run and maintain large scale applications, including the large-scale power and cooling (absorption chilling) needed for data centers The Hwaseong Baran Industrial Complex largest fuel cell power platform, with capacity to: • Produce 58.8 megawatts of electricity from 42 fuel cell modules • Provide power to nearly 135,000 homes • Generate about 250 billion kilocalories of hot water for heating approximately 20,000 homes annually Future Applications 9

© 2024 FuelCell Energy Q2 2024 Financial Performance 10

© 2024 FuelCell Energy Q2 Fiscal 2024 Financial Performance 1 Reconciliation of Adjusted EBITDA to most directly comparable GAAP financial measure is included in the appendix Total cash and short-term investment position (includes restricted cash and cash equivalents) $313.2M as of April 30, 2024 Q2 2024 Q2 2023 Total revenue $22.4M $38.3M Net loss $(37.7)M $(33.9)M Net loss per share attributable to common stockholders $(0.07) $(0.09) Adjusted EBITDA1 $(26.5)M $(26.0)M 11

© 2024 FuelCell Energy Gross Loss and Operating Expenses ($M) Q2 Fiscal 2024 Financial Performance and Backlog $(6.1) $(7.1) $(29.8) $(34.3) 2Q23 2Q24 Q2 2023 Q2 2024 Backlog as of 4/30 ($B) Gross Loss Operating Expenses Q1-2023 Total Revenue: $37.1M Revenue Breakdown ($M) Q2 2024 Total Revenue: $22.4 million 6% 31% 63% Service Advanced Technologies Generation $1.4 $14.1 $6.9 $0.074 $0.145 $0.926 $0.853 $0.023 $0.051 Q2 2023 Q2 2024 $1.02 $1.06 Adv. Tech. Generation Service Note: Backlog as of April 30, 2024 does not reflect the ~$160M of backlog arising from the agreement with Gyeonggi Green Energy (GGE) executed subsequent to the quarter end 12

© 2024 FuelCell Energy Our liquidity position enhances our ability to accelerate strategic initiatives through investment in manufacturing and R&D • $313.2M1 in total cash (including restricted cash and equivalents) and short-term investments • Debt financing transaction for two projects in Derby, CT contributed net funding to the Company of approximately $11.5M • Sale of ~6.5 million shares of common stock during the quarter resulted in net proceeds of ~$5.9 million • Subsequent to the end of the quarter, sold ~38.6 million shares of common stock resulting in net proceeds of ~ $31.7 million Cash and Liquidity $432.2 $458.1 $250.0 $158.8 $103.8 $101.3 $28.0 $23.0 $49.6 $53.1 10/31/21 10/31/22 10/31/23 4/30/24 $460.2 $481.1 Cash and Equivalents & Short-Term Treasury Securities ($M) $313.2 1 As of 4/30/2024 Liquidity to fund projects in development and commercialization activities Restricted Short-term Investments in U.S. Treasury Securities Unrestricted $403.3 13

© 2024 FuelCell Energy $6.4 $21.1 $39.3 $60 – $75 $45 $60 FY2021 FY2022 FY2023 Prior FY2024E UPDATED FY2024E $11.3 $34.5 $61.0 $60 $70 $60 $65 FY2021 FY2022 FY2023 Prior FY2024E UPDATED FY2024E $66.9 $25.6 $53.0 $15 $25 $10 $15 FY2021 FY2022 FY2023 Prior FY2024E UPDATED FY2024E Decreasing FY24 Planned / Projected Investments Capital Expenditures Expand manufacturing capacity New Target Range: $45M to $60M (from $60M to $75M) • Calgary, Canada ‒ Continued solid oxide production capacity expansion with certain scope of work shifting into 2025 • Torrington, CT ‒ Next generation carbon capture production capacity ramp up ‒ Carbon recovery demonstration plant to be completed in FY 2024 Company Funded R&D Expenditures Accelerate Commercialization of Advanced Technologies Solutions New Target Range: $60M to $65M (from $60M to $70M) • Distributed hydrogen • Hydrogen-based long duration energy storage • Hydrogen power generation Project Assets in Generation Portfolio Backlog Complete existing project backlog New Target Range: $10M to $15M (from $15M to $25M) • Prudent project leverage and monetization of tax incentives may offset a significant amount of the planned capital investment Reduction of FY 2024 Expected Spending by up to $30 million 14

© 2024 FuelCell Energy Thank You 15

© 2024 FuelCell Energy Appendix 16

© 2024 FuelCell Energy Powerhouse Business Strategy Our Existing Platform to Support Growth for the Future Significant Market Opportunities • Invest in commercialization • Extend process leadership • Broaden & deepen our team • Continue product innovations • Deepen participation in the developing hydrogen and carbon capture economy • Diversify our revenue streams by delivering products and services that support the global energy transition • Optimize the core business • Drive commercial excellence including building our sales pipeline • Expand geographically and by market SCALE INNOVATE GROW We are in a dynamic period of transition, investing across our business with a goal of supporting future long-term, profitable growth 17

© 2024 FuelCell Energy Service Business Profile for Module Replacement Just completed a multi-year fleet upgrade • Replaced ~30 MW of modules over the past 3 years in our service business Entering a lighter module replacement cycle based on deployment of longer stack life modules Additional opportunities for LTSAs exist in Korea with current Korea Fuel Cell customers Note: Quarters shown are fiscal quarters for fiscal years ending October 31st Projects with LTSA Size of Plant (MW) Module Restack Quantity Est. Date of Next Module Restack BAM - Germany 0.25 1 Q3-2024 Hartford Hospital 1.4 1 Q4-2024 Pepperidge Farm - 1 1.4 1 Q1-2025 United Illuminating - New Haven 2.8 2 Q2-2025 City of Tulare 2.8 2 Q3-2026 United Illuminating - Seaside 2.8 2 Q4-2026 United Illuminating - Glastonbury 2.8 2 Q4-2027 E.ON - Friatec 1.4 1 Q4-2027 E.ON - Radisson 0.4 1 Q1-2028 Pepperidge Farm - 2 1.4 1 Q3-2028 KOSPO 2.5 2 Q3-2028 University of Bridgeport 1.4 1 Q3-2028 KOSPO 2.5 2 Q3-2029 United Illuminating - Woodbridge 2.2 2 Q1-2030 KOSPO 2.5 2 Q1-2030 KOSPO 10 4 Q2-2030 Trinity College 1.4 1 Q3-2030 KOSPO 2.5 2 Q3-2030 Noeul Green Energy 20 16 Q4-2030 Total under LTSA 62.45 46 18

FuelCell Energy Operating Portfolio Overview

Generation Operating Portfolio as of April 30, 2024

Project Name	Power Off-Taker	Location	Rated Capacity [1] (MW)	Actual Commercial Operation Date [2]	PPA Term (Years)
Central CT State University ("CCSU")	CCSU (CT University)	New Britain, CT	1.4	Q2 '12	15
Riverside Regional Water Quality Control Plant	City of Riverside (CA Municipality)	Riverside, CA	1.4	Q4 '16	20
Pfizer, Inc.	Pfizer, Inc.	Groton, CT	5.6	Q4 '16	20
Santa Rita Jail	Alameda County, California	Dublin, CA	1.4	Q1 '17	20
Bridgeport Fuel Cell Project	Connecticut Light and Power (CT Utility)	Bridgeport, CT	14.9	Q1 '13	15
Tulare BioMAT	Southern California Edison (CA Utility)	Tulare, CA	2.8	Q1 '20	20
San Bernardino	San Bernardino Municipal Water Dept.	San Bernardino, CA	1.4	Q3 '21	20
LIPA Yaphank Project	PSEG/LIPA, LI NY (Utility)	Long Island, NY	7.4	Q1 '22	18
Groton Project	CMEEC (CT Electric Co-op)	Groton, CT	7.4	Q1 '23	20
Toyota	Southern California Edison, Toyota	Los Angeles, CA	2.3	Q1'24	20
Derby - CT RFP-2	Eversource/United Illuminating (CT Utilities)	Derby, CT	14.0	Q1'24	20
Derby (SCEF)	Eversource/United Illuminating (CT Utilities)	Derby, CT	2.8	Q1'24	20
Total MW Operating			**62.8**		

[1] Rated capacity is the platform's design rated output as of the date of initiation of commercial operations, except with respect to the Groton Project which did not achieve its design rated output of 7.4 MW until December 2023

[2] Quarters for Actual Commercial Operation Date refer to FuelCell Energy fiscal quarters

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© 2024 FuelCell Energy 2023 Sustainability Report Our Commitment 2023 Sustainability Report second, covering our sustainability progress and performance Some 2023 Sustainability Highlights Our ESG Strategy encompasses 12 broad action areas that will guide us in the coming years 20

GAAP to Non-GAAP Reconciliation

The following table calculates EBITDA and Adjusted EBITDA and reconciles these figures to the GAAP financial statement measure Net loss

	Three Months Ended April 30,		Six Months Ended April 30,	
(Amounts in thousands)	2024	2023	2024	2023
Net loss	$ (37,656)	$ (33,911)	$ (82,055)	$ (54,997)
Depreciation and amortization (1)	9,552	6,631	18,151	12,036
Provision for income taxes	-	3	-	581
Other (income) expense, net (2)	(2,590)	236	1,060	187
Interest income	(3,390)	(3,688)	(7,457)	(7,098)
Interest expense	2,275	1,502	4,613	3,014
EBITDA	$ (31,809)	$ (29,227)	$ (65,688)	$ (46,277)
Stock-based compensation expense	3,002	3,194	5,878	5,831
Unrealized loss on natural gas contract derivative assets (3)	2,318	-	4,177	-
Adjusted EBITDA	$ (26,489)	$ (26,033)	$ (55,633)	$ (40,446)

1) Includes depreciation and amortization on our Generation portfolio of $7.2 million and $14.0 million for the three and six months ended April 30, 2024, respectively, and $5.3 million and $9.5 million for the three and six months ended April 30, 2023, respectively.
2) Other (income) expense, net includes gains and losses from transactions denominated in foreign currencies, interest rate swap income earned from investments and other items incurred periodically, which are not the result of the Company's normal business operations.
3) The Company recorded a mark-to-market net loss of $2.3 million and $4.2 million for the three and six months ended April 30, 2024, respectively, related to natural gas purchase contracts. There was no comparable loss in the prior year as the Company changed its designation in the fourth quarter of fiscal year 2023 and in the second quarter of fiscal year 2024, as a result of net settling certain natural gas purchases under previous normal purchase normal sale contract designations, which resulted in a change to mark-to-market accounting. There were no mark-to-market gains or losses for the three and six months ended April 30, 2023. These losses are classified as Generation cost of sales.

Financial results are presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Management also uses non-GAAP measures to analyze and make operating decisions on the business. Earnings before interest, taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA are non-GAAP measures of operations and operating performance by the Company.

These supplemental non-GAAP measures are provided to assist readers in assessing operating performance. Management believes EBITDA and Adjusted EBITDA are useful in assessing performance and highlighting trends on an overall basis. Management also believes these measures are used by companies in the fuel cell sector and by securities analysts and investors when comparing the results of the Company with those of other companies. EBITDA differs from the most comparable GAAP measure, net loss attributable to the Company, primarily because it does not include finance expense, income taxes and depreciation of property, plant and equipment and project assets. Adjusted EBITDA adjusts EBITDA for stock-based compensation, restructuring charges, non-cash (gain) loss on derivative instruments and other unusual items, which are considered either non-cash or non-recurring.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these measures. The measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

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© 2024 FuelCell Energy
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